Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Corporation: Cyanotech Corporation Jeffrey H. Sakamoto (808) 326-1353 jsakamoto@cyanotech.com	Investors and Media: Guerrant Associates Laura Guerrant (808) 882-1467 lguerrant@guerrantir.com

CYANOTECH CORPORATION ANNOUNCES RESIGNATION OF RON SCOTT FROM BOARD OF DIRECTORS

KAILUA KONA, Hawaii.—April 1, 2004— Cyanotech Corporation (Nasdaq: CYAN), a world leader in producing high-value natural products from microalgae, today announced the resignation of Ronald P. Scott from the Company’s Board of Directors.  Mr. Scott served as the Company’s Vice President – Finance and Administration from September 1990 to January 2003, at which time he took a position on Cyanotech’s Board of Directors.  “We thank Ron for his dedicated service to the corporation and wish him well in his future endeavors,” said Gerald R. Cysewski, Ph.D., Chairman, President and Chief Executive Officer.

About Cyanotech

Cyanotech Corporation, a world leader in microalgal technology, produces high-value natural products from microalgae and is the world’s largest commercial producer of natural astaxanthin (pronounced “asta-zan-thin”) from microalgae.  Products include BioAstin® natural astaxanthin, a powerful antioxidant with expanding applications as a human nutraceutical; NatuRose® natural astaxanthin for the aquaculture and animal feed industries; Spirulina Pacifica®, a nutrient-rich dietary supplement; and phycobiliproteins, which are fluorescent pigments used in the immunological diagnostics market.  Spirulina Pacifica and BioAstin are sold directly online through the Company’s website, www.nutrex-hawaii.com, as well as through resellers in over 30 countries worldwide.  Technical information for the Company’s phycobiliproteins products is available at www.phycobiliprotein.com. Corporate data and other product information are available at www.cyanotech.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for statements of historical fact, the statements in this press release are forward-looking.  Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made.  These factors include, but are not limited to, general economic conditions, forecasts of sales in future periods, changes in sales levels to our largest customers, weather patterns, risks associated with the acceptance of new products, competition, foreign exchange fluctuations, government regulation, and other factors more fully detailed in the Company’s recent Form 10-Q and annual form 10-K filings with the Securities and Exchange Commission.

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